SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT IF 1934

         Date of Report (Date of earliest event reported):    February 8, 2001
                                                              ----------------


                           SOURCE CAPITAL CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)

         Washington                 0-12199                    91-0853890
         ----------                 -------                    ----------
       (State or other            (Commission                 (IRS Employer
         Jurisdiction              File Number)            Identification No.)
      of incorporation)

         1825 N. Hutchinson Rd., Spokane, Washington          99212
         -------------------------------------------          -----
           (Address of principal executive offices)         (Zip Code)

         Registrant's telephone number, including area code:  (509) 928-0908



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ITEM 5.  OTHER EVENTS

                  See the following press release wherein Source Capital Corporation announced earnings for the year ended December 31, 2000, the declaration of a $.22 per share cash dividend, and other significant developments.

News Release

Source Capital Corporation                           Contact Person:
1825 N. Hutchinson Rd.                                  Lester L. Clark
P.O. Box 141146                                         Chief Financial Officer
Spokane, Washington 99214-1146                          509-928-0908
www.sourcecapital.com


                        SOURCE CAPITAL DECLARES DIVIDEND,
                EARNS $1,010,217 OR $.77 PER BASIC SHARE IN 2000
                ------------------------------------------------

         Spokane, Wa - February 8, 2001 -- Source Capital Corporation (NASDAQ SMALL CAP: SOCC), a commercial lender, today reported the Board of Directors approved the payment on March 2, 2001 of a $.22 per share cash dividend to the shareholders of record on February 19, 2001.

         The Company recorded net income of $1,010,217 or $.67 per diluted common share for the year ended December 31, 2000, a 4% decrease from net income of $1,055,443 or $.66 per fully diluted common share for the year ended December 31, 1999.

         Net income for the quarter ended December 31, 2000, was $211,577 or $.15 per diluted common share, an 18% decrease from net income of $259,315 or $.16 per fully diluted common share for the fourth quarter of 1999.

         Real estate loans outstanding at December 31, 2000 increased 8% to $46.1 million from $42.8 million a year earlier. While real estate loans outstanding exceed the amount outstanding a year ago, the Company experienced significant early loan pay downs in the fourth quarter of 2000 causing an 18% decline of loans outstanding from the beginning of the quarter to December 31, 2000. The decline in loans outstanding during the fourth quarter was a significant contribution to reduced fourth quarter earnings.

         Leases outstanding declined 12% from $14.2 million at December 31, 1999 to $12.5 million at December 31, 2000. The decline in lease receivables during the year 2000 is the result of the imposition of tighter credit standards and increases in required lease rates during the year, culminating in the discontinuance of approving any lease applications received from lease brokers after November 1, 2000.

         Loans and leases past due as to principal or interest more than ninety days equaled 2.4% of net loans and leases outstanding. Other real estate owned and repossessed equipment totaled approximately $679,000 at December 31, 2000, as compared to $805,000 at September 30, 2000 and $594,000 at the end of the prior year.

         On February 1, 2001, one of two banks that provide a line of credit to fund the Company's real estate lending operations informed the Company that it had made a business decision to exit the mortgage warehouse lending business. This decision encompasses all companies for which the bank has previously provided credit facilities to fund new real estate loan originations, including the Company. The Company's existing line of credit matures on April 30, 2001 and the bank has indicated that it will seek to obtain approval of an extension of the time for
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Source Capital Corporation news page 2

an additional six month period which would expire on November 1, 2001, in order to allow the Company time to seek alternative lines of credit from other financial institutions. The Company has not yet had any discussions with other potential lenders and consequently the Company is not able to determine at this time whether such alternative lines of credit can be obtained.

         Any trend or forward-looking information included in this press release is subject to numerous possible risks and uncertainties. These include, but are not limited to: the possibility of adverse economic developments which may, among other things, increase default and delinquency risks in Source Capital's loan and lease portfolios; shifts in interest rates which may result in lower interest rate margins; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; changes in the regulatory and competitive environment, and other risks. Source Capital Corporation's future results may differ materially from historical results as well as from any trend or forward-looking information included in this release. This news release should be read in conjunction with Source Capital's annual report on form 10-KSB for the fiscal year ended December 31,1999, its form 10-QSB report for the quarter ended September 30, 2000, and other Source Capital Corporation filings with the Securities and Exchange Commission.

         Source Capital Corporation is a commercial financial services company specializing in commercial real estate lending and equipment leasing. The Company is headquartered in Spokane, Washington with lending offices in Phoenix, Portland, Seattle and Spokane.


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Source Capital Corporation news page 3

SOURCE CAPITAL CORPORATION
CONSOLIDATED SUMMARY INCOME STATEMENTS

                                                QUARTER ENDED DECEMBER 31,       YEAR ENDED DECEMBER 31,
                                                   2000             1999            2000           1999
                                                   ----             ----            ----           ----
Finance income:
  Interest                                     $ 2,187,057     $ 1,682,766     $ 8,368,672     $ 6,596,089
  Lease finance income                             587,623         639,552       2,411,029       2,675,086
  Interest expense                              (1,256,154)     (1,004,544)     (4,996,562)     (4,091,394)
                                               -----------     -----------     -----------     -----------
    Net financing revenue                        1,518,526       1,317,774       5,783,139       5,179,781

  Gain on sale of investments,
    leases, and real estate                           --           102,171         184,553         400,443
  Provision for loan and lease losses             (416,556)       (154,741)     (1,249,603)       (578,353)
                                               -----------     -----------     -----------     -----------

Income before operating expenses                 1,101,970       1,265,204       4,718,089       5,001,871

Operating expenses:
   Employee compensation
        and benefits                               479,095         554,167       2,024,301       2,100,567
    Other expenses                                 365,016         313,722       1,333,798       1,289,069
                                               -----------     -----------     -----------     -----------

    Total non-interest expenses                    844,111         867,889       3,358,099       3,389,636
                                               -----------     -----------     -----------     -----------

Income before income taxes and
  extraordinary item                               257,859         397,315       1,359,990       1,612,235
Income tax provision                               134,030         138,000         504,413         559,007
                                               -----------     -----------     -----------     -----------
  Income before extraordinary item                 123,829         259,315         855,577       1,053,228

Extraordinary item - gain on
  extinguishment of subordinated
  debentures (net of tax)                           87,748            --           154,640           2,215
                                               -----------     -----------     -----------     -----------

         Net income                            $   211,577     $   259,315     $ 1,010,217     $ 1,055,443
                                               ===========     ===========     ===========     ===========

Earnings per common share - basic
  Income before extraordinary item                     .10             .19             .65             .78
  Extraordinary item                                   .06             .00             .12             .00
                                               -----------     -----------     -----------     -----------
    Net income per share basic                 $       .16     $       .19     $       .77     $       .78
                                               ===========     ===========     ===========     ===========

Earnings per common share diluted:

  Income before extraordinary item                     .10             .16             .59             .66
  Extraordinary item                                   .05             .00             .08             .00
                                               -----------     -----------     -----------     -----------
  Net income per share assuming dilution       $       .15     $       .16     $       .67     $       .66
                                               ===========     ===========     ===========     ===========

Weighted average common shares outstanding:

         Basic                                   1,302,715       1,359,705       1,320,231       1,359,221
         Assuming dilution                       1,885,809       2,119,757       1,952,115       2,116,244
                                               ===========     ===========     ===========     ===========


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Source Capital Corporation news page 4


SOURCE CAPITAL CORPORATION
Consolidated Summary Balance Sheets      December 31,   December 31,
                                            2000           1999
                                            ----           ----
ASSETS

Loans and leases receivable, net         $58,550,791    $57,058,253
Accrued interest receivable                  594,065        326,190
Cash and cash equivalents                    644,476        590,630
Investment securities                        152,467        195,684
Other real estate and equipment owned        679,027        594,366
Other assets                                 766,124      1,141,887
Deferred income taxes                        989,500      1,206,560
                                         -----------    -----------
  Total assets                           $62,376,450    $61,113,570
                                         ===========    ===========

LIABILITIES

Notes payable to bank                    $39,792,517    $36,781,267
Long-term debt                             3,064,940      3,103,269
Accounts payable and accrued expenses        874,551        879,209
Customer deposits                            554,913        723,005
Convertible subordinated debentures        4,000,000      5,950,000
                                         -----------    -----------
Total liabilities                         42,286,921     45,436,750
                                         -----------    -----------

STOCKHOLDERS' EQUITY                      14,089,529     13,676,820
                                         -----------    -----------
  Total liabilities and stockholders'
    Equity                               $62,376,450    $61,113,570
                                         ===========    ===========



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Source Capital Corporation
                                                  (Registrant)


         Date February 09, 2001               By /s/ Lester L. Clark
                                                 -------------------
                                              Lester L. Clark, Vice President,
                                              Treasurer and Secretary (Principal
                                              Accounting and Financial Officer)